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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


1.   Swift Transportation Co., Inc., an Arizona corporation

2.   Swift Leasing Co., Inc., an Arizona corporation

3.   Common Market Distributing Co., Inc., an Arizona corporation

4.   Sparks Finance Co., Inc., a Nevada corporation

5.   Cooper Motor Lines, Inc., a South Carolina corporation

6.   Common Market Equipment Co., Inc., an Arizona corporation

7.   Swift Transportation Co. of Virginia, Inc., a Virginia corporation

8.   Swift of Texas Co., Inc., a Texas corporation

9.   Swift Logistics Co., Inc., an Arizona corporation

10.  Swift Transportation Corporation, a Nevada corporation

11.  Swift Receivables Corporation, a Delaware corporation

12.  Sun Merger, Inc., a Tennessee corporation

13.  M.S. Carriers, Inc., a Tennessee corporation

14.  M.S. Carriers Warehousing & Distribution, Inc., a Tennessee corporation

15.  M.S. Carriers Logistics de Mexico, S.A. de C.V., a Mexico corporation

16.  M.S. Air, Inc., a Tennessee corporation

17.  M.S. Global, Inc., a Nevada corporation

18.  M.S. International, Inc., a Nevada corporation